MACROCHEM ANNOUNCES $10.1 MILLION PRIVATE PLACEMENT

                 COMPANY WILL HOST WEBCAST CONFERENCE CALL FROM
                     9:30AM TO 10:30 AM EDT MONDAY, JULY 16
                      DIAL 888-868-9083 TO ASK QUESTIONS,
              HTTP://WWW.CALLECI.COM/PAGES/PUB_WEB.HTML TO LISTEN

     LEXINGTON, MA, JULY 13, 2001 -- MacroChem Corporation (Nasdaq: MCHM), a specialized pharmaceutical company, announced today that it raised $10.1 million in gross proceeds from a private placement of its securities to institutional investors.

     MacroChem issued 1,566,047 shares of common stock at $6.48. The investors also received five-year warrants to purchase 313,209 shares of the company's common stock at $8.995 per share. MacroChem may call the warrants should the closing price of its stock reach $17.990 for 15 consecutive trading days. The company has agreed to file a registration statement on Form S-3 for the common stock sold and the shares issuable upon exercise of the warrants.

     Mr. Palmisano and the company's chief financial officer will respond to questions in a webcast conference call scheduled for 9:30AM to 10:30 AM EDT Monday, July 16.


     MacroChem specializes in formulating drugs that address large and unmet medical needs. The company develops proprietary drugs based on its patented absorption-enhancement technology, SEPA(R). SEPA temporarily neutralizes the absorption-barrier effect of the outer lipid layer of mammal skin, known as the stratum corneum. MacroChem recently completed a pivotal Phase III clinical trial for Topiglan(R), a topical treatment for erectile dysfunction with potential to treat the industrial world's more than 70 million men who cannot or will not take Viagra(R), including those who have underlying heart disease or the medications required to treat heart disease.

CEO CITES EXPECTED TOPIGLAN(R) LICENSING DISCUSSIONS AS A REASON FOR FINANCING

     "This financing strengthens our position in negotiating with prospective Topiglan(R) marketing partners when the results of our clinical trial are available later this year," Mr. Palmisano said.

     "This funding, combined with our current resources, provides us with the flexibility to finance the second Phase III trial, and to submit an NDA either in a partnership with a major pharmaceutical company, or on our own before consummating a partnership or licensing deal," Mr. Palmisano explained.

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Page 2 - FINANCING ANNOUNCED BY MCHM

     "We believe this flexibility will allow us to maximize shareholder value," he said. "We executed this private placement now because the terms were favorable, and the timing opportunistic, given our expected Topiglan(R) negotiations," he said.

     "At an appropriate point in the future, we are prepared to increase our financial resources to meet the opportunities posed not only by Topiglan(R), but also, by other investigational drugs in our pipeline," Mr. Palmisano said.

     "At our recent annual meeting, I explained to shareholders that we are firmly committed to building MacroChem into a strong partner, capable of not only developing innovative medications for hard-to-treat patients, but also, forming true partnerships with companies capable of marketing those products," Mr. Palmisano said.

DEAL HAS FAVORABLE TERMS, CFO PATRIACCA SAYS

     According to MacroChem's vice president and chief financial officer, Bernard Patriacca, the terms of the private placement compare well with similar financings by comparable pharmaceutical companies between September 2000 and June 2001.

     "The effect of this straightforward transaction on MacroChem's capitalization is very clear," Mr. Patriacca said. "No additional shares will be issued based on post-closing changes in the market price of the company's stock."

     "We believe that the improvement in terms from our October 2000 private placement reflects the market's increased confidence in our company and its prospects," Mr. Patriacca said.

DETAILS OF MONDAY CONFERENCE CALL

To access the conference call via telephone, please dial 888-868-9083 (domestic callers) or 973-633-1010 (international callers).

To access the digital replay, (available through July 27, 2001) via phone, please dial 973-341-3080 (PIN# 2711744)

To access the call via the World Wide Web, type
HTTP://WWW.CALLECI.COM/PAGES/PUB_WEB.HTML into the URL field of your Web browser, and hit "enter." Then scroll to MACROCHEM conference call. If your computer does not have Windows Media Player, you can download without charge audio player programs from links displayed on the Calleci.com site.

                                      -end-


TO THE EXTENT THAT THIS PRESS RELEASE DISCUSSES MATTERS RELATING TO THE DEVELOPMENT OF FUTURE PRODUCTS, THESE ARE FORWARD-LOOKING STATEMENTS AND ARE SUBJECT TO VARIOUS RISK FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD-LOOKING STATEMENTS. THE RELEVANT RISK FACTORS ARE SET FORTH IN MACROCHEM'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC AD INCLUDE, WITHOUT LIMITATION, RISKS REGARDING PRODUCT DEVELOPMENT, CLINICAL TRIALS, DEPENDENCE ON THIRD PARTIES FOR DEVELOPMENT AND LICENSING ARRANGEMENTS, AND RISKS INVOLVING REGULATORY APPROVAL OF PRODUCTS, AND PATENTS AND LICENSES.

Visit our web site at: http://www.macrochem.com or http://www.mchm.com